UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2013

iPass Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-50327	93-1214598
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3800 Bridge Parkway, Redwood Shores, California		94065
(Address of principal executive offices)		(Zip Code)

(650) 232-4100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2013 Executive Bonus Plan

On March 18, 2013, the Compensation Committee of the Board of Directors of iPass approved the performance metrics for the iPass 2013 Executive Bonus Plan (the “Plan”).

Annual salary and target bonuses under the Plan for iPass’ “named executive officers” are as set forth below:

Officer	Title	Annual Base Salary	Annual Target Bonus
Evan L. Kaplan	President and Chief Executive Officer	$450,000	$300,000
Christophe J. Culine	Senior Vice President & General Manager, Enterprise Business	$250,000	$250,000
William P. Garvey	Vice President and General Counsel	$236,000	$100,000
Barbara M. Nelson	Senior Vice President & Chief Technology Officer	$225,000	$100,000
Darin R. Vickery	Vice President and Corporate Controller	$185,000	$40,000

The Plan functions as follows:

The Plan consists of three principal corporate performance metrics as described below.

Corporate Performance Metrics	Annual Weighting	Target Metric	Quarterly Lower Boundary	Quarterly Upper Boundary	Annual Cap(1)
1 Total Open Mobile Revenue	65%	Quarterly	80%	100%	150%
2 Total Managed Network Services Revenue	10%	Quarterly	80%	100%	150%
3 Adjusted EBITDA	25%	Quarterly	70%	100%	150%

(1)	The annual cap is based on an annual upper limit target established for each metric.

Definitions

Total Open Mobile Revenue – means the total amount of Open Mobile revenue for the quarter (consistent with how iPass calculates and reports this revenue metric in its public filings).

Total Managed Network Services Revenue – means the total amount of Managed Network Services revenue for the quarter (consistent with how iPass calculates and reports this revenue metric in its public filings).

Adjusted EBITDA – means Adjusted EBITDA as reported by iPass in its quarterly earnings reports, as further adjusted to remove the impact of foreign exchange gains and/or losses or restructuring charges.

Bonus Payments

Bonuses are paid each quarter. In the event any of the three performance metrics exceed their annual targets, the amount of over-performance for that performance metric shall be paid at the end of the year, as described below.

For Mr. Kaplan, Mr. Garvey, Mr. Vickery and Ms. Nelson, the quarterly bonus is determined based 100% on corporate performance metrics. For Mr. Culine the quarterly bonus is determined based 20% on corporate performance metrics and 80% on an Open Mobile Enterprise executive sales compensation plan.

For the three performance metrics, the target bonus attributable to the performance metric will be paid out at 100% in the event the quarterly target metric is met. A lower boundary has also been established. In the event only the lower boundary is met, the target bonus will be paid out at 80% for Total Open Mobile Revenue and Total Managed Network Services Revenue and 70% in the case of the Adjusted EBITDA performance metric. No payment will be made for performance under the lower boundary. No additional payment will be made for performance above the quarterly target. Performance between the lower boundary and the quarterly target metric will be paid based on a straight-line calculation.

Annual targets and upper boundaries have been established for each performance metric. An additional bonus will be paid for each performance metric at the end of the year if the annual target is exceeded. Performance between the annual target and annual upper boundary will be paid based on a straight-line calculation.

The total bonus earned for the year is capped at 150% of the bonus target for each performance metric.

Change of Control

In addition, in the event of a change of control of iPass during 2013, any performance above the cumulative quarterly targets up through the most recently completed quarter for each performance metric shall be paid out in accordance with the annual over performance pay-out methodology described under each performance metric above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iPass Inc.

By:	/s/ Darin R. Vickery
Name:	Darin R. Vickery
Title:	Vice President and Corporate Controller

Dated: March 20, 2013